                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         Reliance Steel & Aluminum Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         RELIANCE STEEL & ALUMINUM CO.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1997

                            ------------------------

To the Shareholders of
Reliance Steel & Aluminum Co.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Reliance Steel & Aluminum Co. (the "Company") will be held on Wednesday, May 21, 1997, at 10:00 a.m., California time, at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, for the following purposes:

          1. To elect three directors to serve for two years and until their successors have been elected and qualified. The nominees for election to the Board are Robert Henigson, Karl H. Loring and Leslie A. Waite.

          2. To approve Ernst & Young LLP as the independent auditors of the Company.

          3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

     Only holders of shares of record on the books of the Company at the close of business on April 18, 1997 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. Trading in the Company's Common Stock will continue during the solicitation period.

     A Proxy Statement and a proxy in card form are enclosed with this Notice. All shareholders are requested to attend the Annual Meeting. However, whether or not you plan to attend in person, you are requested to fill in, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope to which no postage need be affixed if it is mailed in the United States. The giving of such proxy will not affect your right to vote in person if you attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 21, 1997

                         RELIANCE STEEL & ALUMINUM CO.
              2550 EAST 25TH STREET, LOS ANGELES, CALIFORNIA 90058

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1997

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reliance Steel & Aluminum Co. ("Reliance" or the "Company") for use at the Annual Meeting of its shareholders to be held at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, on Wednesday, May 21, 1997 at 10:00 a.m., California time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

                          INFORMATION CONCERNING PROXY

     The persons named as proxies were selected by the Board of Directors. The shares of Common Stock represented by the proxies will be voted at the Annual Meeting. The cost of solicitation of proxies will be borne by Reliance. The Board of Directors will solicit proxies by mail. In addition to solicitation by mail, certain officers and agents of the Company may solicit proxies by telephone, telegraph and personal interview (the cost of which will be nominal). It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. They will be reimbursed by Reliance for their out-of-pocket expenses incurred in connection therewith.

     The only matters of business which Reliance's management intends to present at the Annual Meeting are the election of three directors to serve for the ensuing two years and until their successors are duly elected and qualified and the approval of the Board's selection of Ernst & Young LLP as the Company's independent auditors for 1997. If no contrary instructions are indicated on the proxy, each proxy will be voted FOR the election of the three nominees named herein as directors and FOR the approval of Ernst & Young LLP. If other matters properly come before the meeting, each proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of the Company.

     Shareholders who execute proxies may revoke them at any time before they are voted (i) by filing with the Secretary of Reliance either an instrument revoking the proxy or a proxy bearing a later date, duly executed by the shareholder, or (ii) by giving written notice to Reliance of the death or incapacity of the shareholder who executed the proxy. In addition, the powers of a proxy holder are suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person.

     An Annual Report with audited financial statements for the fiscal year ended December 31, 1996 accompanied by a letter to the shareholders from the Chairman of the Board and Chief Executive Officer and the President is included herewith. Such report and letter are not incorporated in, and are not a part of, this Proxy Statement and do not constitute proxy-soliciting material. Reliance intends to mail this Proxy Statement and accompanying material on or about April 21, 1997.

                INFORMATION CONCERNING THE COMPANY'S SECURITIES

     Shares of common stock, no par value (hereinafter sometimes called "shares" or "Common Stock"), are the only voting securities of Reliance. As of February 28, 1997 a total of 10,117,037 shares were issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on the books of the Company at the close of business on April 18, 1997 will be entitled to vote at the Annual Meeting.

     In the election of directors, shareholders are entitled to cumulate their votes for candidates whose names have been placed in nomination prior to the voting, if a shareholder has given notice at the Annual Meeting prior to the voting of his or her intention to cumulate votes. Cumulative voting entitles every shareholder who is otherwise entitled to vote at an election of directors to cumulate its votes, that is, to give any one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or to distribute those cumulated votes on the same principle among as many candidates as a shareholder thinks fit. If any one shareholder gives notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates. On all matters other than election of directors, each share has one vote.

     The affirmative vote of at least a plurality of the aggregate number of votes represented by the shares present at the Annual Meeting in person or by proxy is required to elect directors. That means that the three individuals receiving the largest number of votes cast will be elected as directors, whether or not they receive a majority of the votes cast. The affirmative vote of a majority of the votes cast is required to approve the independent auditors.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the certain information as of February 28, 1997, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known to the Company who owns beneficially or of record more than five percent (5%) of the Common Stock of the Company, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) for all directors and executive officers as a group.

                                                                               PERCENTAGE
                                                        AMOUNT AND NATURE          OF
                       NAME AND ADDRESS                   OF BENEFICIAL       OUTSTANDING
                    OF BENEFICIAL OWNER(1)                OWNERSHIP(2)        SHARES OWNED
        ----------------------------------------------  -----------------     ------------
        William T. Gimbel.............................      1,624,829(3)          16.06%
        Florence Neilan...............................      1,865,818             18.44%
          2888 Bayshore Dr., A-12
          Newport Beach, CA 92663
        Robert Henigson...............................        293,500(4)           2.90%
          P.O. Box 345
          Deer Harbor, WA 98243
        Joe D. Crider.................................         63,576(5)              *
        David H. Hannah...............................         35,060(6)              *
        Karl H. Loring................................         14,482(7)              *
          4460 Wilshire Boulevard, #602
          Los Angeles, CA 90010
        William I. Rumer..............................        387,989(8)           3.84%
          515 Ocean Avenue, #602 So.
          Santa Monica, CA 90402
        Leslie A. Waite...............................         24,736                 *
          1640 Lombardy Road
          Pasadena, CA 91106
        Gregg J. Mollins..............................         31,782(9)              *
        Steven S. Weis................................          3,662(10)             *
        All directors and executive officers as a
          group
          (9 persons).................................      2,479,616(11)         24.43%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, the address of each beneficial owner is 2550 East 25th Street, Los Angeles, California 90058.

 (2) The Company has been advised that the named shareholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

 (3) Includes 10,000 shares held in Mr. Gimbel's I.R.A. Excludes 127,408 shares owned by Mr. Gimbel's wife and 74,764 shares held by Mr. Gimbel's adult children as to all of which he disclaims beneficial ownership. Also excludes 13,593 shares with respect to which Mr. Gimbel has a vested right pursuant to the Company's ESOP (as defined in "Executive
     Compensation -- Employee Stock Ownership Plan"). Excludes 1,235 shares issued to Mr. Gimbel in March 1997 under the Company's Key Man Incentive Plan as part of his 1996 bonus.

 (4) Includes 10,000 shares held in Mr. Henigson's I.R.A.

 (5) Includes 3,750 shares issuable upon the exercise of options held by Mr. Crider, with an exercise price of $18.25 per share. Excludes 19,049 shares with respect to which Mr. Crider has a vested right pursuant to the Company's ESOP. Excludes 2,058 shares issued to Mr. Crider in March 1997 under the Company's Key Man Incentive Plan as part of his 1996 bonus.

 (6) Includes 10,500 and 3,750 shares issuable upon the exercise of options held by Mr. Hannah, with an exercise price of $10.78 and $18.25 per share, respectively. All of the shares are owned jointly with Mr. Hannah's wife. Excludes 4,945 shares with respect to which Mr. Hannah has a vested right pursuant to the Company's ESOP. Excludes 2,263 shares issued to Mr. Hannah in March 1997 under the Company's Key Man Incentive Plan as part of his 1996 bonus.

 (7) These shares are held by Mr. Loring as Trustee of The Loring Family Trust.

 (8) These shares are held by Mr. Rumer as Trustee of the Rumer Family Trust. Excludes 509,229 shares held by Mr. Rumer's adult children as to which he disclaims beneficial ownership.

 (9) Includes 10,500 and 3,750 shares issuable upon the exercise of options held by Mr. Mollins, with an exercise price of $10.78 and $18.25 per share, respectively. Excludes 1,549 shares with respect to which Mr. Mollins has a vested right pursuant to the Company's ESOP. Excludes 1,235 shares issued to Mr. Mollins in March 1997 under the Company's Key Man Incentive Plan as part of his 1996 bonus.

(10) Includes 2,500 shares issuable upon the exercise of options held by Mr. Weis with an exercise price of $18.25 per share. Excludes 988 shares issued to Mr. Weis in March 1997 under the Company's Key Man Incentive Plan as part of his 1996 bonus.

(11) See notes 3, 4, 5, 6, 7, 8, 9 and 10.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into two classes, as nearly equal in number as possible, and that one class shall be elected each year and serve for a two-year term. The terms of only three of the incumbent directors expire as of the date of the Annual Meeting. THE NOMINEES OF THE BOARD OF DIRECTORS FOR ELECTION AT THE ANNUAL MEETING AS DIRECTORS OF THE COMPANY ARE ROBERT HENIGSON, KARL H. LORING AND LESLIE A. WAITE. The term of office for each director elected at the Annual Meeting will be two years, until the second following Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     In the absence of any direction to the contrary, the proxies will be voted FOR the above-named nominees. In voting the proxies for election of directors, the persons named as proxies have the right to cumulate the votes for directors covered by the proxies (unless otherwise instructed) and may do so if such action is deemed desirable.

     The nominees for the office of director expiring in 1997 were elected to their present term of office by vote of the shareholders of the Company at the Annual Meeting of Shareholders held in March 1995. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that, at the date of the Annual Meeting or any adjournment thereof, any nominee declines or is unable to serve, the proxies will be voted for such other person for director as the Board of Directors may select or, if no other person is so selected, as the persons named in the proxies may, in their discretion, select.

     CERTAIN INFORMATION WITH RESPECT TO EACH NOMINEE IS SET FORTH IN "MANAGEMENT" BELOW. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the directors and executive officers of the Company:

             NAME               AGE                     POSITION WITH THE COMPANY
------------------------------  ---         --------------------------------------------------
William T. Gimbel(1)            78          Chairman Emeritus; Director
Joe D. Crider(1)                67          Chairman of the Board; Chief Executive Officer;
                                            Director
David H. Hannah(1)              45          President; Director
Gregg J. Mollins                42          Executive Vice President; Chief Operating Officer
Steven S. Weis                  54          Chief Financial Officer
Robert Henigson(2)(3)(4)        71          Director
Karl H. Loring(2)(3)(4)         73          Director
William I. Rumer(1)(4)          70          Director
Leslie A. Waite(2)(3)(4)        51          Director

---------------

(1) Term of office as a director expiring in 1998.

(2) Term of office as a director expiring in 1997.

(3) Member of the Audit Committee.

(4) Member of the Compensation and Stock Option Committee.

  Nominees for Directors to be Elected in 1997 With Terms Ending in 1999

     ROBERT HENIGSON has been a director of the Company since 1964. Mr. Henigson is a retired attorney, having been a partner of Lawler, Felix & Hall (the predecessor to Arter & Hadden, the Company's counsel) prior to his retirement in 1986. Mr. Henigson is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Henigson is also a director of Scope Industries, a public company listed on the American Stock Exchange.

     KARL H. LORING has been a director of the Company since 1984. Mr. Loring is retired, but continues to provide tax consulting services from time to time. From 1983 to January 1992, Mr. Loring was an officer of Knapp Communications Corporation, a publishing company. For more than five years prior to his retirement in 1983, he was a tax partner for Ernst & Whinney. Mr. Loring is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Loring serves as Chairman of the Audit Committee.

     LESLIE A. WAITE has been a director of the Company since 1977. Mr. Waite is an investment advisor and has been a principal of Waite & Associates since its formation in 1978. Mr. Waite is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Waite serves as Chairman of the Compensation and Stock Option Committee.

  Directors Whose Terms Continue Until 1998

     WILLIAM T. GIMBEL is the Chairman Emeritus and a director of the Company, after serving as Chairman of the Board until February 1997. Until May 1994, Mr. Gimbel was the Chief Executive Officer and Chairman of the Board of the Company, positions he held since 1964. Mr. Gimbel also serves as Chairman of the Board of Valex Corp. and is a Vice President and director of MetalCenter, Inc.

     JOE D. CRIDER became the Chairman of the Board of the Company in February 1997 and has been the Chief Executive Officer of the Company since May 1994. Mr. Crider was President of the Company until November 1995. Before becoming the Chief Executive Officer, Mr. Crider had been President and Chief Operating Officer and a director since 1987. Prior to being named as the President and Chief Operating Officer, Mr. Crider had been Executive Vice President and Chief Operating Officer since 1975. Mr. Crider is also Chairman of the Board and Chief Executive Officer of MetalCenter, Inc., Chief Executive Officer and a director of Valex Corp., a director of American Steel, L.L.C., Chairman of the Board and Chief Executive Officer of CCC Steel, Inc. and Chairman of the Board of Siskin Steel & Supply Company, Inc.

     DAVID H. HANNAH became the President of the Company in November 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer from 1992 to 1995, Vice President and Chief Financial Officer from 1990 to 1992 and Vice President and Division Manager of the Los Angeles Reliance Steel Company division of the Company from July 1, 1989 to June 30, 1990. From January 1, 1987 to July 1, 1989, Mr. Hannah was Vice President and Chief Financial Officer of the Company and, from 1981 to 1987, was Chief Financial Officer. Mr. Hannah became a director of the Company in 1992. Mr. Hannah also serves as a director and Secretary of Valex Corp. and of MetalCenter, Inc., a director of American Steel, L.L.C., a director of CCC Steel, Inc. and Chief Executive Officer and a director of Siskin Steel & Supply Company, Inc. Mr. Hannah serves as the President and Chief Financial Officer of Feralloy Reliance Management Corp., the former general partner of Feralloy Reliance Company, L.P. ("FRLP"), whose only activities are the winding down of FRLP which was dissolved September 30, 1995. For eight years before joining the Company in 1981, Mr. Hannah, a certified public accountant, was employed by Ernst & Whinney in various professional staff positions.

     WILLIAM I. RUMER has been a director of the Company since 1957. Mr. Rumer retired from Allied Aerospace where he was an aerospace engineer from 1961 to 1985. Mr. Rumer was married to Mr. Gimbel's cousin, prior to her death. Mr. Rumer is also a director of MetalCenter, Inc. and Valex Corp. Mr. Rumer is a member of the Compensation and Stock Option Committee.

  Executive Officers

     In addition to Messrs. Gimbel, Crider and Hannah, the following are executive officers of the Company.

     GREGG J. MOLLINS became Executive Vice President and Chief Operating Officer in November 1995. Mr. Mollins was Vice President and Chief Operating Officer from 1994 to 1995 and Vice President from 1992 to 1994. Prior to that time he had been with the Company for six years as Division Manager of the Santa Clara division. Mr. Mollins is also a director of CCC Steel, Inc. and Siskin Steel & Supply Company, Inc. For ten years before joining the Company in 1986, Mr. Mollins was employed by certain of the Company's competitors in various sales and sales management positions.

     STEVEN S. WEIS joined the Company as Chief Financial Officer in November 1995. In January 1996, Mr. Weis was appointed Chief Financial Officer of Valex Corp. and MetalCenter, Inc. Mr. Weis is also a director of CCC Steel, Inc. and Siskin Steel & Supply Company, Inc. Prior to joining the Company, Mr. Weis served as Vice President and Chief Financial Officer of Rubbercraft Corporation, a manufacturer of custom molded rubber parts, in Gardena, California from May 1995 to October 1995. Prior to that, Mr. Weis was Executive Vice President and Chief Financial Officer of Community Psychiatric Centers, a chain of psychiatric and long-term critical care hospitals, headquartered in Laguna Hills, California from December 1991 to December 1994. From July 1989 to November 1991, Mr. Weis was the President of the CFO Group, a financial consulting practice in Northridge, California. Mr. Weis, a certified public accountant, was employed by Ernst & Whinney as an audit partner and regional director prior to that time.

BOARD OF DIRECTORS

     Members of the Board of Directors of the Company who are not employees are paid $4,500 per quarter, plus $500 for each Board or committee meeting attended. In addition, the Chairmen of the Audit Committee and the Compensation and Stock Option Committee are paid an additional $500 per quarter. All directors are reimbursed for expenses incurred in connection with Board or committee meetings. During 1996, the Board of Directors met twelve times. No person attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of committee meetings held by the committees on which he served.

     The Board of Directors has authorized two standing committees: The Audit Committee and the Compensation and Stock Option Committee, but has no standing Nominating Committee at the present time. Nominations for the Board of Directors are made and considered by the Board of Directors acting as a whole.

     The Audit Committee confers formally with the Company's independent auditors, as well as with members of the Company's management and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. Reports of the Audit Committee's findings are made to the Board of Directors. The Audit Committee makes recommendations to the Board of Directors with respect to the scope of the audit conducted by the independent auditors of the Company and the related fees, the accounting principles being applied by the Company in financial reporting, and the adequacy of internal controls and financial accounting procedures. In 1996, the Audit Committee met three times.

     The Compensation and Stock Option Committee annually reviews the compensation of officers of the Company and recommends to the Board of Directors changes in that compensation, as well as administering the Company's stock option plans and its Supplemental Executive Retirement Plan. The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. In 1996, the Compensation and Stock Option Committee met two times.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

THE COMMITTEE

     The four-member Compensation and Stock Option Committee of the Board of Directors (the "Compensation and Stock Option Committee" or the "Committee"), which is composed entirely of independent, non-employee directors, makes recommendations to the Board of Directors regarding compensation of the Company's officers. The following report submitted by the Compensation and Stock Option Committee addresses the Company's compensation policies for 1996 applicable to the Company's executive officers, including the executive officers named in the Summary Compensation Table and the Stock Option Plan and Supplemental Executive Retirement Plan (the "SERP").

PRINCIPLES AND PROGRAMS

     The Company's executive compensation program is a pay for performance program. It is designed to:

     - motivate executives to enhance shareholder value with compensation plans that are tied to Company performance; and

     - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

CASH SALARIES AND INCENTIVE COMPENSATION PROGRAMS

     To meet the above objectives, the program has both cash and equity elements which consist of base salary, an annual cash (and stock) incentive bonus and stock options. In determining executive compensation, the Compensation and Stock Option Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data publicly available with respect to the Company's key competitors. When competitive data is used, the Committee gives primary consideration to the companies in its peer group.

     Generally, the base compensation is set in the mid-range for comparable companies, and the cash and stock incentive bonus is used to compensate employees for their performance. It is expected that total compensation will vary annually based on Company and individual performance and individual contributions to the Company and its performance. The Compensation and Stock Option Committee and the management of the Company believe that compensation should be based both on short-term and long-term measurements and be directly tied to Company performance. The Compensation and Stock Option Committee applied the same standards to Mr. Crider as Chief Executive Officer of the Company as to other officers, except that, commencing with payments made in 1996, the Committee determined to reduce the portion of Mr. Crider's and Mr. Gimbel's total compensation that is allocated to base salary and increase the maximum of the bonus award that each may receive, thereby increasing the percentage of compensation based on performance. Following Mr. Gimbel's retirement in February 1997, he will be paid from the Company's retirement plans, and will no longer be eligible for compensation awarded under the Company's bonus plans. In March 1997, Mr. Gimbel received a bonus for 1996.

     The cash portion of the annual bonus is designed to provide a short-term (one-year) incentive to officers based on an evaluation of their individual contribution to Company financial performance for the year. Officers and division managers are eligible for incentive payments. Incentive awards are made after the prior fiscal year's results are known. Generally, the aggregate of all awards made as an annual bonus may not exceed that amount which is equal to 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year. No awards are made unless the Company's net income for that year exceeds the average rate of return on a one-year Treasury bill (considered as a risk-free rate of return) multiplied by the Company's net worth. Upon recommendation of the Compensation and Stock Option Committee, the Board approves all officer incentive payments.

     The formula used to distribute the Incentive Pool among the key personnel was revised in January 1995 to reflect better the individuals' respective contributions to the operational profitability of the Company. The Company's officers are awarded points based on their individual performance, as determined appropriate by the Committee. Participating Division Managers are ranked according to four criteria and awarded points based on their rankings. The criteria include:

        A. The size of the division (measured in sales dollars),

        B. The profitability of the division (in dollars),

        C. The pretax return on sales percentage, and

        D. The pretax return on division assets percentage.

     The divisions are then divided into 4 groups based on their final cumulative rankings. The top 25% receive 4 points, the next 25% receive 3 points, the next 25% receive 2 points, and the bottom 25% receive 1 point.

     The maximum incentive bonus for division managers and officers who are also division managers is 40% of base compensation. The maximum incentive bonus for the Company's officers ranges from 40% to 100% of base compensation. This incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock, which is restricted for two years and is considered a long-term incentive.

     With respect to stock options that may be granted, the Compensation and Stock Option Committee has its scope and authority defined for it by the Stock Option Plan which it administers. The Committee has complete authority to interpret the Plan and make all decisions with respect to how it functions. The

Committee recommends to whom and in what number, and with what terms and conditions, options should be granted but the Board must authorize the issuance of the options.

     The Committee recommended to the Board in 1996 that an aggregate of 70,000 options be issued to named executive officers and an aggregate of 151,500 to other key employees, which recommendations were approved and options granted by the Board in January 1996.

     Typically, the Committee receives recommendations from the executive officers of the Company as to who should receive options and in what amounts and then the Committee meets to review and discuss those recommendations. In making its recommendations to the Board, the Committee considers the position of the intended optionee, his or her importance to the Company's activities, the number of options already granted to that individual and the option price or prices at which those earlier granted options are exercisable, the total number of options to be recommended for granting and the relative number of such recommended option grants among the various individuals then under consideration for option grants.

     The Committee generally does not consider the number of options granted by other unrelated companies to their respective employees, nor has it ever sought such information.

  Robert Henigson     Karl H. Loring     William I. Rumer     Leslie A. Waite

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information concerning the compensation paid by the Company during fiscal years 1994, 1995 and 1996 to its chief executive officer and each of the other four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during fiscal 1996:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                          -----------------------
                                                                                       SECURITIES
                                          ANNUAL COMPENSATION             RESTRICTED   UNDERLYING
         NAME AND                   --------------------------------         STOCK      OPTIONS/       ALL OTHER
    PRINCIPAL POSITION      YEAR     SALARY     BONUS(1)     OTHER          AWARDS      SARS(#)     COMPENSATION(5)
--------------------------  -----   --------    --------    --------      -----------  ----------   ---------------
William T. Gimbel,           1996   $150,000    $153,212                                 15,000         $ 6,722
  Chairman Emeritus(6)       1995    275,000     275,804                                                  6,727
                             1994    258,075     198,369    $  3,575(2)                                   7,446

Joe D. Crider,               1996   $250,000    $255,383    $235,935(3)                  15,000         $ 8,350
  Chairman of the Board      1995    315,000     276,638                                                  6,975
  and Chief Executive        1994    289,075     199,015       3,575(2)                                   7,446
  Officer(6)
David H. Hannah,             1996   $275,000    $280,904                                 15,000         $ 6,651
  President                  1995    215,000     165,904                                                  6,650
                             1994    195,075     153,416    $101,540(2)(4)                                6,901

Gregg J. Mollins,            1996   $200,000    $154,341                                 15,000         $ 6,658
  Executive Vice             1995    160,000     127,363                                                  5,843
  President and Chief        1994    147,000     113,488    $ 39,186(4)                                   5,579
  Operating Officer
Steven S. Weis,              1996   $160,000    $123,508                                 10,000         $ 2,631
  Chief Financial Officer    1995     23,431      15,438

---------------

(1) The amounts shown were paid under the Company's Key Man Incentive Plan and also include Christmas gifts. Under the Company's Key Man Incentive Plan, 25% of the bonus is paid in Common Stock of the Company.

(2) Includes $3,575 for Board of Directors' fees for the period from January 1 to April 30, 1994.

(3) The 1996 amount includes $235,935, representing the difference between the exercise price and fair market value at date of exercise of non-qualified stock options. See "Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values".

(4) The stated amount includes the difference between the exercise price and fair market value at date of exercise of non-qualified stock options for Reliance Common Stock of $97,965 and $39,186, for Mr. Hannah and Mr. Mollins, respectively, which was issued upon the exercise of non-qualified stock options.

(5) Amounts represent allocations to the accounts of each of the named executive officers of contributions made by the Company's ESOP and, in 1996, the amount which represents the Company's matching contribution to its 401(k) savings plan.

(6) During 1996, Mr. Gimbel held the position of Chairman of the Board. In February 1997, Mr. Gimbel resigned, becoming Chairman Emeritus, and Mr. Crider was appointed Chairman of the Board.

     During the fiscal year ended December 31, 1996, non-qualified stock options for 70,000 shares of the Company's Common Stock were granted to the executive officers named in the previous table. No stock options were granted by the Company to the executive officers named in the previous table during the fiscal year ended December 31, 1994, or December 31, 1995.

     The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 1996, and the stock options held as of December 31, 1996.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                     UNDERLYING                 IN-THE-MONEY
                                                                UNEXERCISED OPTIONS/            OPTIONS/SARS
                           SHARES ACQUIRED       VALUE            SARS AT FY-END(#)            AT FY-END($)(1)
          NAME             ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------  ---------------   --------------   -------------------------   -------------------------
William T. Gimbel........        -0-              -0-                -0-/15,000                 -0-/$251,250
Joe D. Crider............      10,500           $235,935             -0-/15,000                 -0-/$251,250
David H. Hannah..........        -0-              -0-               10,500/15,000             $254,310/$251,250
Gregg J. Mollins.........        -0-              -0-               10,500/15,000             $254,310/$251,250
Steven S. Weis...........        -0-              -0-                -0-/10,000                 -0-/$167,500

---------------

(1) Before its Common Stock was publicly traded, the Company obtained an annual appraisal of the fair market value of its stock by Houlihan, Lokey, Howard & Zukin, independent appraisers, as required for the Company's Employee Stock Ownership Plan. The exercise price of the options granted was based on this appraised value as determined at December 31 of each year. The value of the shares as of December 31, 1996 was based on the closing price on the New York Stock Exchange for that date or at the date of exercise.

STOCK OPTION PLAN

     In 1989, the Company adopted a Non-Qualified Stock Option Plan (the "1989 Plan"), which allowed the Company to grant options to officers, directors and key employees to purchase up to 420,000 shares of the Company's Common Stock at a price at least equal to the fair market value of the stock at the date of the grant. No options are exercisable until one year after the date of the grant; in each of the following four years, 25% of the options become exercisable on a cumulative basis. The options expire five years from the date of the grant. The 1989 Plan expired, by its terms, on December 31, 1993.

     In 1996, options to acquire 37,407 shares of Common Stock were exercised at a price of $10.78 per share. In 1995, options to acquire 11,500 shares of Common Stock were exercised at prices ranging from $9.05 to $10.78 per share. In 1994, 103,452 options were exercised by employees at $7.69 per share. At December 31, 1996, there were 58,717 options outstanding under the 1989 Plan to purchase shares of the Company's Common Stock at $10.78 per share. There are no shares available for future grants under the 1989 Plan.

     In 1994, the Board of Directors of the Company adopted an Incentive and Non-Qualified Stock Option Plan (the "1994 Plan"), which was approved by the shareholders in May 1994. There are 750,000 shares of Common Stock reserved for issuance under the 1994 Plan. The 1994 Plan provides for granting of stock options that may be either "Incentive Stock Options" within the meaning of
Section 422A of the Internal Revenue Code of 1986 (the "Code") or "Non-Qualified Stock Options" which do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Non-Qualified Stock Options must be issued at an option exercise price equal to at least fair market value on the date of grant. Exercise of a stock option will be subject to terms and conditions established by the Committee and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of the Company's Common Stock or other form of payment authorized by the Committee. Stock options may not be granted more than ten years from the date of the 1994 Plan and expire five years from the date of the grant. No options were granted in 1994 or 1995. In January 1996, options to purchase 221,500 shares of the Company's Common Stock at $18.25 per share were granted to employees of the Company, 70,000 of which were granted to named executive officers of the Company, under the 1994 Plan. No options under the 1994 Plan were exercisable during 1996. In January 1997, options to acquire 5,750 shares of the Company's Common Stock were exercised at a price of $18.25 per share, 3,750 of which were exercised by named executive officers.

PENSION PLAN

     As of January 1, 1965, the Company adopted a noncontributory defined benefit retirement plan to cover salaried and certain hourly employees of the Company. Benefits are determined by the "traditional unit credit" method which considers the participant's eligible compensation in each year of employment, rather than by final compensation and years of service. On July 5, 1996, benefits under the pension plan were frozen. In February 1997, the Board approved the termination of the pension plan. Thus, all participants under the plan who are not currently receiving an annuity will, during 1997, either receive a lump sum taxable distribution or a tax free roll-over into the Company's 401(k) Plan or an I.R.A.

     The estimated lump sum distribution, based on current assumptions of an interest rate of 7%, for each of the executive officers named above is as follows:

                                                                 ESTIMATED LUMP SUM
                                   NAME                           DISTRIBUTION(3)
            ---------------------------------------------------  ------------------
            William T. Gimbel..................................       $  5,166(2)
            Joe D. Crider......................................       $443,562
            David H. Hannah....................................       $ 65,839
            Gregg J. Mollins...................................       $ 31,234
            Steven S. Weis.....................................       $     --(1)

---------------

(1) Mr. Weis was not eligible for the above pension plan due to his length of service at the time the pension plan was frozen.

(2) Mr. Gimbel was paid a lump sum amount at age 65, as provided by the pension plan. However, this amount did not include Mr. Gimbel's balance in the MetalCenter, Inc. pension plan. The MetalCenter, Inc. pension plan was merged with the Reliance pension plan as of December 31, 1995.

(3) The lump sum distribution amounts are subject to change, based upon the actual assumptions applied upon final distribution. These amounts will be included under the Company sponsored retirement plans for calculation of net benefits payable under the Company's Supplemental Executive Retirement Plan.

401(K) SAVINGS PLAN

     In July 1996, the Company adopted a 401(k) Savings Plan. Non-union employees are eligible to participate in this plan after six months of service; however, at the date of adoption, all active employees were eligible for immediate participation. Under this plan, employees may contribute amounts, not to exceed the maximum amounts established by the Internal Revenue Service, whereby the Company will contribute an amount to the plan on behalf of the participant, based on a maximum percentage of the employee's compensation, which was 6% in 1996, and the specified matching percentage, which was 50% in 1996, both of which are determined at the discretion of the Company's Board of Directors on an annual basis. The Company contribution vests at a rate of 25% per year, commencing one year after the employee enters the plan except existing employees as of July 1996, who vest based on prior service. The Company contribution to this plan for the six months ended December 31, 1996 was $342,000. Valex, CCC Steel and Siskin maintain 401(k) retirement plans, which cover substantially all of the respective subsidiary's employees who meet minimum service requirements. Contributions to these plans are funded annually and are determined at the discretion of each subsidiary's Board of Directors.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Also in 1996, the Company adopted a Supplemental Executive Retirement Plan ("SERP"), which provides post-retirement benefits to key officers of the company. Under the SERP, benefit payments equal 50% of the average of the participant's highest five years of the last ten years of total cash compensation, less benefits from other Company sponsored retirement plans, including the Pension Plan, 401(k) Plan and ESOP Plan. The Company will contribute $575,000 for this plan for the year ended December 31, 1996, based on calculations made by the Company's actuaries.

     The estimated present value of annual benefits payable upon retirement, less amounts received under other Company sponsored retirement plans, at the normal retirement age of 65 for each of the executive officers named above is as follows:

                                                             ESTIMATED ANNUAL BENEFITS
                               NAME                           PAYABLE UPON RETIREMENT
            -------------------------------------------      -------------------------
            William T. Gimbel..........................              $  84,876
            Joe D. Crider..............................              $  83,652
            David H. Hannah............................              $ 103,944
            Gregg J. Mollins...........................              $  76,932
            Steven S. Weis.............................              $  89,904

INCENTIVE PLAN

     The Company has maintained a "Key Man Incentive Plan" for division managers and officers since 1965, with subsequent amendments. The Incentive Plan was most recently modified in January 1995, to reflect the current conditions of the Company and the industry, and to allocate the incentive bonus pool in accordance with the contributions of the eligible personnel. The initial incentive bonus pool is calculated to equal 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year. That pool is then adjusted by additional calculations, including the accrual of the calculated incentives. The Company's officers and division managers are eligible to participate in the pool and are ranked according to certain criteria, and awarded points based on their rankings. The incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock. See "Compensation and Stock Option Committee Report".

     The Company also maintains a bonus plan for division managers that allows them to participate in pre-tax income from their respective divisions if that income exceeds an amount equal to a 15% return on division assets. This bonus plan has been in effect for many years. In 1996, 17 out of 20 division managers received bonuses under this plan. In addition, some divisions have informal incentive compensation arrangements for other employees, which are proposed by division managers and approved from time to time by executive officers of the Company. Valex, CCC Steel and Siskin have separate incentive bonus plans structured in the same manner to provide bonuses to certain of the officers and managers of these subsidiaries, based upon the earnings of the respective subsidiary.

EMPLOYEE STOCK OWNERSHIP PLAN

     In 1974, the Company adopted an Employee Stock Ownership Plan ("ESOP") that was approved by the Internal Revenue Service as a qualified plan and that allows eligible employees to acquire stock in the Company. Bank of America is the trustee of the ESOP. All non-union employees, including officers, are eligible to participate in the ESOP as of January 1 after one and one-half years of service with the Company. An employee who is eligible to participate is fully vested in the shares of the Company's Common Stock allocated to his/her ESOP account. Allocation is based on the participant's compensation each year, including bonuses, as compared to the total compensation of all participants, subject to the maximum amounts established by the Internal Revenue Service. Each year, the Company contributes to the ESOP an amount determined by the Board of Directors, but no less than that amount necessary to cover the obligations of the ESOP, including any trustee's fees. The Company's cash contributions were $600,000 in both 1996 and 1995, and $555,000 in 1994. The cash contributions are then used to purchase shares of the Company's Common Stock on the open market. The shares are retained by the ESOP until a participant retires or otherwise terminates his/her employment with the Company.

                               PERFORMANCE GRAPHS

     The following graph compares the performance of the Company's Common Stock with that of the S&P 500, the Russell 2000 and a peer group selected by the Company for the period from September 16, 1994, the effective date of the initial public offering of the Company's Common Stock at an offering price of $14.50 per share, through December 31, 1996. The comparison of total return assumes that a fixed investment of $100 was invested on September 16, 1994 in the Company's Common Stock and assumes the reinvestment of dividends. Since there is no nationally-recognized industry index consisting of metals service center companies to be used as a peer group index, the Company constructed its own peer group. The peer group consists of Steel Technologies Inc., Olympic Steel Inc., and Gibraltar Steel Corporation, all of which had securities listed for trading on NASDAQ; A. M. Castle & Co., which had securities listed for trading on the American Stock Exchange; and Huntco, Inc., which had securities listed for trading on the New York Stock Exchange, as of December 31, 1996. The returns of each member of the peer group are weighted according to that member's stock market capitalization as of the period measured. Although the performance of the Company's Common Stock has been better than the performance of the securities of those companies in the peer group, the stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
            AMONG RELIANCE STEEL & ALUMINUM CO., THE S&P 500 INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

     MEASUREMENT PERIOD        RELIANCE STEEL
   (FISCAL YEAR COVERED)       & ALUMINUM CO.     PEER GROUP        S&P 500        RUSSELL 2000
9/94                                      100              100              100              100
12/94                                      87               87               98               98
12/95                                     144               94              135              126
12/96                                     246              131              166              146

* $100 Invested on September 16, 1994 in stock, S&P 500 and Peer Group or on August 31, 1994 in Russell 2000 -- including reinvestment of dividends. Fiscal year ending December 31.

                                                           Cumulative Total Return
                                                   ----------------------------------------
                                                   9/94       12/94       12/95       12/96
                                                   ----       -----       -----       -----
    Reliance Steel & Aluminum Co.                  100          87         144         246
    Peer Group                                     100          87(1)       94         131
    S&P 500                                        100          98(2)      135         166
    Russell 2000                                   100          98         126         146

---------------

(1) The 12/94 calculation as shown in the 1995 Proxy Statement inadvertently did not include information about some of the companies in the peer group. This calculation (previously 84) is now correct.

(2) Standard & Poors revised slightly how it calculated returns for the S&P 500 index as of July 1, 1996. This caused the 12/94 index amount to change from 97 to 98.

                              CERTAIN TRANSACTIONS

     In addition to a provision authorizing the indemnification of directors, the Company's Restated Articles of Incorporation include a provision which limits or eliminates the personal liability of directors for monetary damages to the Company or its shareholders for the breach of fiduciary duty as a director in accordance with California corporate law. This provision does not limit or eliminate the liability of a director for the following: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provisions of the Indemnification Agreements described below will be available to directors in the event of claims made against a director for certain types of liability which are not eliminated in the Restated Articles of Incorporation.

     The Company's Bylaws require the Company to indemnify officers, directors, employees and agents to the fullest extent permissible by California Corporations Code Section 317 against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by that person as a result of being made or threatened to be made a party to a proceeding. The Company has entered into indemnification agreements (such contracts are hereinafter referred to as the "Indemnification Agreements") with all of its present directors and all of its officers, to indemnify these persons against certain liabilities. These Indemnification Agreements were approved by the Board of Directors and shareholders of the Company in March 1988, and the shareholders also authorized the Board of Directors to enter into Indemnification Agreements with all future directors at the time they are so elected and to determine, from time to time, whether similar Indemnification Agreements should be entered into with other individual officers who are not directors. The Indemnification Agreements provide for indemnification in cases where indemnification might not otherwise be available in the absence of the Indemnification Agreements under the Company's Restated Articles of Incorporation.

     Each Indemnification Agreement provides that the Company will indemnify the indemnitee and hold him harmless, to the fullest extent permitted by law, from all amounts which he pays or is obligated to pay as a result of claims against him arising out of his service to the Company, including derivative claims by or in the right of the Company. The Company has agreed to indemnify against the amounts of all damages, judgments, sums paid in settlement (if approved by the Company, which approval will not be unreasonably withheld), counsel fees, costs of proceedings or appeals, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) within the scope of the indemnification.

     In addition, the Company has purchased directors and officers liability insurance for the benefit of its directors and officers.

                         COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the officers and directors of the Company and any person who directly or indirectly is the beneficial owner of more than 10% of the Company's Common Stock must file reports of beneficial ownership and any changes in such ownership. The three forms used for reports are: the Form 3, which is an initial statement of beneficial ownership of such securities; the Form 4, which reports changes in beneficial ownership, generally occurring in the previous month; and the Form 5, which is an annual statement to report changes that have not previously been reported. Each of these forms must be filed at specified times.

     Based solely on the Company's review of such forms and written representations made by certain of such reporting persons, the Company believes that during the year ended December 31, 1996, all such persons have complied with the requirements of Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has acted as the Company's independent auditors for more than forty years. The Board of Directors has selected Ernst & Young LLP to serve in that capacity again for 1997. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. At the Annual Meeting, the shareholders will be asked to ratify and approve this selection. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     While management has no reason to believe that any other business will be presented at the Annual Meeting, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1998 Annual Meeting and included in the Company's proxy materials relating to such meeting must be received not later than December 22, 1997. Such proposals must be addressed to the Secretary of the Company.

     The Company will furnish without charge to any shareholder, upon written request directed to the Secretary of the Company at its address appearing at the top of the first page of this Proxy Statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 21, 1997

    [LOGO]               RELIANCE STEEL & ALUMINUM CO.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P        THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 21, 1997
R
O    The undersigned hereby constitutes and appoints Joe D. Crider and David H.
X    Hannah, and each of them, his true and lawful agents and proxies with full
Y power of substitution in each, to represent the undesigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 21, 1997 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

     1. Election of Directors, Nominees:          (change of address/comments)
        Robert Henigson, Karl H. Loring,        _______________________________
        Leslie A. Waite                         _______________________________
                                                _______________________________
     2. Approval of Ernst & Young LLP as        _______________________________
        independent auditors.                   (If you have written in the
                                                above space, please mark the
                                                corresponding box on the reverse
                                                side of this card)

     3. In their discretion on such other matters as may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                     SEE REVERSE
                                                                        SIDE

      Please mark your                                                   3364
[ X ] votes as in this
      example.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

                           FOR     WITHHELD
1. Election of
   Directors (see          [ ]       [ ]
   reverse side)

For, except vote withheld for the following nominee(s):

_______________________________________________________

                           FOR     AGAINST     ABSTAIN
2. Approval of Ernst &
   Young LLP as            [ ]       [ ]         [ ]
   independent auditors.

                           FOR     AGAINST     ABSTAIN
3. In their discretion on
   such other matters as   [ ]       [ ]         [ ]
   may properly come
   before the meeting.

   Change of Address
   on Reverse Side.        [ ]


SIGNATURE(S) _______________________________________________ DATE _____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.